Exhibit 99.1

Trust Stamp Announces $1.5 Million Private Placement

Trust Stamp

Mon, September 12, 2022 at 5:55 AM

Trust Stamp Atlanta, GA, Sept. 12, 2022 (GLOBE NEWSWIRE) -- Trust Stamp (Nasdaq: IDAI, Euronext Growth: AIID ID), a global provider of AI-powered trust and identity services used globally across multiple sectors, today announced that it has entered into a securities purchase agreement with a single institutional investor to sell approximately $1.5 million of its common stock and warrants in a private placement.

Each share of common stock is being sold together with two warrants to purchase two shares of common stock at a combined purchase price of $1.55. Under the terms of the purchase agreement, Trust Stamp has agreed to sell 975,000 shares of common stock and warrants to purchase up to an aggregate of 1,950,000 shares of common stock. The warrants will be exercisable for a period of five years from the date of issuance and have an exercise price of $1.77 per share. The closing of the private placement is expected to occur on or about September 14, 2022, subject to the satisfaction of certain customary closing conditions set forth in the securities purchase agreement.

Maxim Group LLC is acting as the sole placement agent for the offering.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and in a transaction not involving a public offering and have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

In connection with the private placement, Trust Stamp entered into a registration rights agreement with the investor, whereby the Company has agreed to file one or more registration statements with the SEC for the resale of the securities issued in the private placement, including the shares of common stock underlying warrants issued in the private placement.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Trust Stamp

Trust Stamp, is a global provider of AI-powered identity services for use in multiple sectors including banking and finance, regulatory compliance, government, real estate, communications, and humanitarian services. Its technology empowers organizations with advanced biometric identity solutions that reduce fraud, protect personal data privacy, increase operational efficiency, and reach a broader base of users worldwide through its unique data transformation and comparison capabilities.

Located in seven countries across North America, Europe, Asia, and Africa, Trust Stamp trades on the Nasdaq Capital Market (Nasdaq: IDAI) and Euronext Growth in Dublin (Euronext Growth: AIID ID). Founded in 2016 by Gareth Genner and Andrew Gowasack, the company now employs over 100 people.

Safe Harbor Statement: Caution Concerning Forward-Looking Remarks

All statements in this release that are not based on historical fact are “forward-looking statements” including within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The information in this announcement may contain forward-looking statements and information related to, among other things, the company, its business plan and strategy, and its industry. These statements reflect management’s current views with respect to future events based on information currently available and are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

Trust Stamp	Email: Shareholders@truststamp.ai

Gareth Genner, Chief Executive Officer

Davy (Euronext Growth Advisor)	Tel: +353 1 679 6363

Barry Murphy

Investor Relations	Tel: +1 212-671-1021

Crescendo Communications	Email: idai@crescendo-ir.com